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[HELLER EHRMAN LOGO]


                                                                     EXHIBIT 5.1

                 OPINION OF HELLER EHRMAN WHITE & MCAULIFFE LLP


October 3, 2001


IntelliCorp, Inc.
1975 El Camino Real West
Mountain View, California 94040-2216

                       Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel to IntelliCorp, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") which the Company proposes to file with the Securities and Exchange Commission on or about October 3, 2001 for the purposes of registering under the Securities Exchange Act of 1933, as amended, an additional 5,046,156 shares (the "Shares") of its $0.001 par value Common Stock, 4,000,000 of which are issuable to employees, directors and consultants under the Company's 2000 Stock Option Plan (the "2000 Option Plan"), 500,000 of which are issuable to directors under the 2000 Nonemployee Directors Stock Option Plan (the "2000 Directors Option Plan", and together with the 2000 Option Plan, the "Plans") and 546,156 of which are issuable under Nonqualified Stock Option Agreements.

         We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies.

         In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon review of the following records, documents and instruments:

         (a) The Restated Certificate of Incorporation of the Company, as amended, certified by the Secretary of State of the State of Delaware as of October 1, 2001 and certified to us by an officer of the Company as being complete and in full force as of the date of this opinion;

         (b) The Bylaws of the Company, certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

         (c)      A Certificate of the Chief Financial Officer of the Company
                  (i) attaching records certified to us as constituting all records of proceedings and actions of the Board

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                  of Directors and stockholders of the Company relating to the
                  Plans and the Registration Statement, and (ii) certifying as to certain factual matters;

         (d)      The Registration Statement;

         (e)      The 2000 Option Plan;

         (f)      The 2000 Directors Option Plan;

         (g)      The Form of Nonqualified Stock Option Agreement; and

         (h) A letter from Mellon Investor Services, the Company's transfer agent, dated October 2, 2001 as to the number of shares of the Company's Common Stock that were outstanding on October 1, 2001.

         This opinion is limited to the Delaware General Corporation Law. We disclaim any opinion as to any statute, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local government body.

         Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and issued, (ii) the full consideration stated in the plans, the respective option agreements or the Nonqualified Stock Option Agreement is paid for each Share and that such consideration in respect of each Share includes a cash payment at least equal to the par value thereof, and, (iii) all applicable securities laws are complied with, it is our opinion that when issued and sold by the Company, after payment therefore in the manner provided in the applicable Plan or the Nonqualified Stock Option Agreement and in the Registration Statement, the Shares will be legally issued, fully paid and nonassessable.

         This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                     Very truly yours,

                                     /s/ Heller Ehrman White & McAuliffe LLP